Exhibit 99.1

Xtant Medical Reports First Quarter 2026 Financial Results

Raises full-year 2026 revenue guidance to a range of $101-$105 million

Significantly strengthens balance sheet

Enters into exclusive U.S. distribution agreement for Dilon Technologies’ HEMOBLAST® Bellows product for high-performance hemostasis; hires Dilon’s U.S. sales team

BELGRADE, Mont., May 13, 2026 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a medical technology company focused on surgical solutions for spinal and other orthopedic conditions, today reported financial and operating results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

●	Generated total revenue of $20.9 million for the first quarter of 2026, as compared to $32.9 million for the first quarter of 2025. The decline in revenue relates primarily to the sale of assets and businesses to Companion Spine in December 2025 as well as 2025 license revenue that will not repeat in 2026.

●	Reduced total indebtedness by $13.3 million in the first quarter of 2026, including a $10.4 million reduction in net amounts outstanding under the Company’s revolving line of credit, and a $2.8 million reduction in its term loan balance.

●	Increased full-year 2026 revenue guidance to a range of $101 million to $105 million, from $95 million to $99 million previously, to reflect anticipated incremental revenue contribution from Dilon’s HEMOBLAST® Bellows hemostatic product that was licensed in April 2026.

First Quarter 2026 and Recent Business Highlights

●	Announced an exclusive U.S. distribution agreement with privately held Dilon Technologies whereby Xtant has acquired the exclusive U.S. commercial rights to Dilon’s HEMOBLAST® Bellows product for high-performance hemostasis following certain surgical procedures. As part of the transaction, Xtant has hired Dilon’s approximately 20-person U.S. sales team.

●	Launched Trivium™ Shaped, an extension of its Trivium line of premium, next-generation demineralized bone matrix allograft for bone grafting procedures. Trivium™ Shaped is available in pre-shaped configurations designed to support handling, preparation, and placement across a range of surgical applications.

●	Received the final $10.7 million due from Companion Spine in March, finalizing the previously announced sale of Xtant’s non-core Coflex®/CoFix assets and its international hardware business to Companion, and resulting in a total cash purchase price of $21.4 million.

Sean Browne, President and CEO of Xtant Medical, stated, “The first quarter of 2026 and subsequent period were pivotal for Xtant. Proceeds from the Companion Spine transaction allowed us to strengthen our balance sheet while the HEMOBLAST® Bellows distribution agreement announced in April expanded our addressable market into the multi-billion-dollar hemostatics category. We are particularly encouraged by the potential commercial synergies to be realized following the integration of Dilon’s 21-person field sales force into our own organization, positioning us to drive topline growth and margin expansion this year and beyond. These developments, together with recent product launches, position us to best serve the needs of surgeons and patients alike with our comprehensive biologics product portfolio.”

First Quarter 2026 Financial Results

Revenue for the first quarter of 2026 was $20.9 million, compared to $32.9 million for the same period in 2025. The year-over-year decline is primarily due to the sale of the company’s Coflex/CoFix assets and international hardware business to Companion Spine in December of 2025, as well as license revenue from Xtant’s Q-code and amniotic membrane agreements in the first quarter of 2025 that did not repeat in the first quarter of 2026 due to changes in the reimbursement environment.

Gross margin for the first quarter of 2026 was 57.3%, compared to 61.5% for the same period in 2025. The decrease was primarily due to the cessation of Q-code high-margin license revenue from the amniotic membrane agreements that ceased at the end of 2025.

Operating expenses for the first quarter of 2026 totaled $14.9 million, compared to $19.2 million for the first quarter of 2025. The decrease was primarily due to the company’s sale of its Coflex/CoFix assets and international hardware business to Companion Spine in December 2025.

First quarter 2026 net loss was $3.1 million, compared to net income of $58,000 for the first quarter of 2025.

Non-GAAP adjusted EBITDA loss for the first quarter of 2026 totaled $1.6 million, compared to positive adjusted EBITDA of $3.0 million for the same period in 2025.

The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest income/expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation-related expenses, non-cash compensation, disposition/acquisition-related income and expenses, acquisition-related fair value adjustments, and unrealized foreign currency translation gain or loss. A calculation and reconciliation of adjusted EBITDA to net income (loss) can be found in the attached financial tables.

As of March 31, 2026, the Company had $12.2 million of cash and cash equivalents, total indebtedness of $12.2 million, and availability under its revolving credit facility of $11.8 million compared to $17.3 million of cash and cash equivalents, total indebtedness of $25.4 million, and availability under its revolving credit facility of $3.8 million as of December 31, 2025. The reduction in total indebtedness was due primarily to the term loan payment of $2.8 million from some of the February 2026 proceeds from Companion Spine and net repayments of $10.4 million on the revolving credit facility from cash and cash equivalents, and the resulting increase in availability under the revolving credit agreement is due to an effort to reduce interest expense by minimizing the outstanding balance on the Company’s revolving credit facility.

2026 Financial Guidance

The Company is today increasing its full-year 2026 revenue guidance to a range of $101 million to $105 million, from $95 million to $99 million previously, to reflect the recently announced exclusive license agreement with Dilon Technologies and anticipated incremental revenue contribution from Dilon’s HEMOBLAST® Bellows.

Conference Call

Xtant Medical will host a webcast and conference call to discuss its first quarter 2026 financial and operating results at 8:30 am ET today, May 13, 2026.

To access the webcast: https://www.webcaster5.com/Webcast/Page/3039/53872

To access the conference call, dial 888-506-0062 (US) or 973-528-0011 (International) and reference Participant Access Code 638297.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com for a period of one year.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted EBITDA as a percentage of total revenue. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in this release or tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2026 revenue guidance, including anticipated incremental revenue contribution from Dilon’s HEMOBLAST® Bellows hemostatic product. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results, financial performance and need for additional capital; the Company’s ability to drive topline growth and margin expansion this year and beyond; the success of the distribution arrangement and the HEMOBLAST® Bellows product, including future U.S. sales and the additional U.S. sales personnel and their impact on the Company’s business and operating results; the possibility that the distribution agreement may be terminated by either party; the effect of the distribution agreement on the Company’s business, including its relationships with other distributors, independent sales representatives and personnel, and its business and operating results; the success of the Company’s expanded field sales force to improve the Company’s reach and leverage its contract portfolio and independent agent network; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with acquisitions and dispositions; its ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess and obsolete inventory; its ability to continue to innovate, develop and introduce new products and the success of those products; its ability to remain competitive; its ability to engage and retain new and existing independent distributors and agents and qualified sales and other personnel and its dependence on key independent agents for a significant portion of its revenue; the effect of inflation, elevated interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on its financial results; the effect of government and third-party coverage and reimbursement for its products; its ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; its ability to license intellectual property on commercially reasonable terms and to maintain any such licenses and its ability to obtain and protect its intellectual property and proprietary rights and operate without infringing the rights of others; its ability to service its debt, comply with debt covenants, and access additional indebtedness or financing on favorable terms or at all, if and when needed; and other factors described in its Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission (SEC) on March 30, 2026 and subsequent SEC reports, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 to be filed with the SEC on May 13, 2026. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

-OR-

Rob Windsor

LifeSci Advisors

rwindsor@lifescipartners.com

– Tables Follow –

XTANT MEDICAL HOLDINGS, INC.

Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	As of March 31, 2026	As of December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,137	$17,053
Restricted cash	20	275
Trade accounts receivable, net of allowance for credit losses of $2,115 and $2,165, respectively	17,179	17,803
Inventories	31,881	30,263
Note receivable	—	10,462
Prepaid and other current assets	1,404	2,389
Total current assets	62,621	78,245
Property and equipment, net	5,854	6,202
Right-of-use asset, net	3,045	3,192
Goodwill	6,074	6,074
Intangible assets, net	275	299
Other assets	131	133
Total Assets	$78,000	$94,145

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,485	$3,844
Accrued liabilities	8,475	10,626
Current portion of long-term debt	3,720	3,500
Current portion of lease liability	617	622
Current portion of finance lease obligations	35	35
Line of credit	441	10,857
Total current liabilities	18,773	29,484
Long-term Liabilities:
Lease liability, less current portion	2,525	2,665
Finance lease obligation, less current portion	3	12
Long-term debt, plus premium and less issuance costs	8,095	11,026
Other liabilities	5	5
Total Liabilities	29,401	43,192
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.000001 par value; 300,000,000 shares authorized; 140,068,260 shares issued and outstanding as of March 31, 2026 and 140,039,557 shares issued and outstanding as of December 31, 2025	—	—
Additional paid-in capital	306,175	305,439
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(257,575)	(254,486)
Total Stockholders’ Equity	48,599	50,953
Total Liabilities & Stockholders’ Equity	$78,000	$94,145

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
Product revenue	$20,884	$29,284
License revenue	—	3,620
Total Revenue	20,884	32,904

Cost of sales	8,913	12,661
Gross Profit	11,971	20,243

Operating Expenses
General and administrative	6,273	7,533
Sales and marketing	8,186	11,204
Research and development	435	443
Total Operating Expenses	14,894	19,180

(Loss) Income from Operations	(2,923)	1,063

Other Expense
Interest expense	(599)	(1,045)
Interest income	219
Unrealized foreign currency translation (loss) gain	(1)	24
Other income (expense)	242	(9)
Total Other Expense	(139)	(1,030)

Net (Loss) Income from Operations Before Provision for Income Taxes	(3,062)	33

(Provision) Benefit for Income Taxes Current and Deferred	(27)	25
Net (Loss) Income	$(3,089)	$58

Net (Loss) Income Per Share:
Basic	$(0.02)	$0.00
Dilutive	$(0.02)	$0.00

Shares used in the computation:
Basic	140,058,787	139,068,831
Dilutive	140,058,787	143,335,114

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net (loss) income	$(3,089)	$58
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	534	1,074
Gain on sale of fixed assets	(14)	(37)
Non-cash interest	129	163
Stock-based compensation	746	758
Provision for reserve on accounts receivable	180	243
Provision for excess and obsolete inventory	922	541
Other	2	(3)

Changes in operating assets and liabilities:
Accounts receivable	444	(3,114)
Inventories	(1,611)	(535)
Prepaid and other assets	152	280
Accounts payable	1,641	(890)
Accrued liabilities	(2,150)	2,740
Net cash (used in) provided by operating activities	(2,114)	1,278

Investing activities:
Purchases of property and equipment	(194)	(1,191)
Proceeds from sale of fixed assets	46	48
Proceeds from divestiture	10,368	—
Net cash provided by (used in) investing activities	10,220	(1,143)

Financing activities:
Borrowings on line of credit	1,630	25,158
Repayments on line of credit	(12,045)	(26,017)
Payments on long-term debt	(2,841)	—
Debt issuance costs	—	(34)
Payments on financing leases	(9)	(17)
Payment of taxes from withholding of common stock on settlement of restricted stock units	(10)	(9)
Net cash used in by financing activities	(13,275)	(919)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2)	(2)

Net change in cash and cash equivalents and restricted cash	(5,171)	(786)
Cash and cash equivalents and restricted cash at beginning of period	17,328	6,221
Cash and cash equivalents and restricted cash at end of period	$12,157	$5,435
Reconciliation of cash and cash equivalents and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivalents	$12,137	$5,032
Restricted cash	20	403
Total cash and restricted cash reported in condensed consolidated balance sheets	$12,157	$5,435

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended March 31,
	2026	2025

Net (Loss) Income	$(3,089)	$58

Depreciation and amortization	534	1,074
Interest expense, net	380	1,045
Tax expense	27	(25)
Non-GAAP EBITDA	(2,148)	2,152

Net (Loss) Income/Total Revenue	(14.8)%	0.2%

Non-GAAP EBITDA/Total Revenue	(10.3)%	6.5%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	746	758
Divestiture/acquisition-related (income) expenses	(235)	—
Acquisition-related fair value adjustments	51	111
Unrealized foreign currency translation loss (gain)	1	(24)
Separation related expenses	—	40

Non-GAAP Adjusted EBITDA	$(1,585)	$3,037

Non-GAAP Adjusted EBITDA/Total Revenue	(7.6)%	9.2%